UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2012

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On Thursday September 6, 2012, the United States Marshal Service for the Southern District of New York filed for service a Writ of Execution to be enforced against Mr. Vardan Ayvazyan in favor of Global Gold Mining, LLC, a wholly owned subsidiary of the Company (“GGM”).  The Writ of Execution was issued by the United States District Court for the Southern District of New York following the order and judgment of Judge J. Paul Oetken and final entry of that judgment (No. 12,1260), without appeal.   The terms of the Writ of Execution and the Thirty Seven Million Five Hundred  Thirty Seven Thousand Nine Hundred Seventy Eight dollars and Two cents ($37,537,978.02) amount of the judgment in favor of GGM are more particularly described in the attachment hereto.

In 2006, a subsidiary of the Company which was the license holder for the Hankavan property was the subject of corrupt and improper demands and threats from the now former Minister of the Ministry of Environment and Natural Resources of Armenia, Vardan Ayvazyan. The Company reported this situation to the appropriate authorities in Armenia and in the United States; eventually, the Company lost control of the Hankavan property as a result of Ayvazyan. The Company engaged international and local counsel to pursue prosecution of the illegal and corrupt practices directed against the subsidiary.  On November 7, 2006, the Company initiated the thirty-day good faith negotiating period (which is a prerequisite to filing for international arbitration under the applicable 2003 Share Purchase Agreement) with the three named sellers/shareholders and one previously undisclosed shareholder and the principal directing the other shareholders, Ayvazyan.  The Company filed for arbitration under the rules of the International Chamber of Commerce, headquartered in Paris, France ("ICC") on December 29, 2006. On June 25, 2008, the Federal District Court for the Southern District of New York ruled that Ayvazyan was required to appear as a respondent in the ICC arbitration.  On September 5, 2008, the ICC International Court of Arbitration ruled that Ayvazyan shall be a party in accordance with the decision rendered on June 25, 2008 by the Federal District Court for the Southern District of New York.  Subsequently, in December 2011 the ICC Tribunal decided to proceed only with the three named shareholders; in March 2012, GGM filed an action in Federal District Court pursuant to that Court’s prior decisions for damages against Ayvazyan and/or to conform the ICC Tribunal to the precedents.   Based on the evidence of the damages suffered as a result of Ayvazyan’s actions, the final $37,537,978.02 federal court judgment in favor of GGM is comprised of $27,152,244.50 in compensatory damages plus $10,385,734.52 of interest at 9% from 2008.   The Company has notified the ICC that the pending arbitration against the other three shareholders should be terminated as moot, considering the final judgment against Ayvazyan.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	September 5, 2012 Writ of Execution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: September 11, 2012	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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